As filed with the Securities and Exchange Commission on September 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-3843182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1098 Hamilton Court
Menlo Park, California 94025

(Address of Principal Executive Offices)  (Zip Code)

2016 Equity Incentive Plan

Non-Plan Inducement Stock Options

(Full Title of the Plan)

Anja Krammer

President and Director

BioPharmX Corporation
1098 Hamilton Court
Menlo Park, California 94025

(Name and Address of Agent For Service)

(650) 889-5020

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
— Outstanding under the 2016 Equity Incentive Plan	1,806,900	(2)	$0.62	(3)	$1,120,278	$113.00
— Reserved for issuance under the 2016 Equity Incentive Plan	2,193,100		$0.69	(4)	$1,513,239	$153.00
— Non-Plan Inducement Stock Options	660,000	(5)	$1.44	(6)	$950,400	$96.00
TOTAL	4,660,000		N/A		$3,583,917	$362.00

(1)                        Pursuant to Rules 416(a) and 416(c) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of common stock, $0.001 par value per share (“Common Stock”), of BioPharmX Corporation (“Registrant”) as may hereafter be issued in the event of stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration.

(2)                        Represents shares of Common Stock reserved for issuance pursuant to stock options outstanding under the Registrant’s 2016 Equity Incentive Plan (“Plan”) as of the date of this Registration Statement.

(3)                        Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $0.62 per share (rounded up to the nearest cent).

(4)                        Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, and based on the average of the high and low sale prices of Registrant’s Common Stock, as quoted on the NYSE MKT, on September 13, 2016.

(5)                        Represents shares of the Registrant’s common stock issuable pursuant to a Non-Plan Inducement Stock Options.

(6)                        Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $1.44 per share (rounded up to the nearest cent).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

Information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016, filed with the Commission on May 2, 2016 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2016 and July 31, 2016 filed with the Commission on June 14, 2016 and September 14, 2016, respectively;

(c) the Registrant’s current reports on Form 8-K filed with the Commission on March 18, 2016, March 29, 2016, April 1, 2016, May 12, 2016, July 6, 2016, July 25, 2016, August 18, 2016, and August 24, 2016;

(d) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-37411) filed with the Commission on June 1, 2015, pursuant to Section 12(b) of the Exchange Act, and including any other amendments or reports filed for the purpose of updating such description; and

(e) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

• any breach of the director’s duty of loyalty to the Registrant or its stockholders;

• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

• under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

• any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation provides that the Registrant is required to indemnify each person that it has the power to indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law

The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s certificate of incorporation and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on September 14, 2016.

BIOPHARMX CORPORATION

By:	/s/ Anja Krammer
Anja Krammer
President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of BioPharmX Corporation, a Delaware corporation, do hereby constitute and appoint Anja Krammer and Greg Kitchener, or each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anja Krammer	President (Principal Executive Officer)	September 14, 2016
Anja Krammer

/s/ Greg Kitchener	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 14, 2016
Greg Kitchener

/s/ Michael Hubbard	Director	September 14, 2016
Michael Hubbard

/s/ Stephen Morlock	Director	September 14, 2016
Stephen Morlock

/s/ Craig Barbarosh	Director	September 14, 2016
Craig Barbarosh

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Filing Date	Exhibit	Herewith

4.01	Certificate of Incorporation	S-8	333-201708	1/26/2015	4.01

4.02	Bylaws	S-8	333-201708	1/26/2015	4.02

4.03	Specimen Stock Certificate	S-8	333-201708	1/26/2015	4.03

4.04	2016 Equity Incentive Plan					X

4.05	Form of Stock Option Agreement					X

4.06	Form of Restricted Stock Unit Award Agreement					X

4.07	Form of Stock Bonus Award Agreement					X

4.08	Form of Restricted Stock Agreement					X

4.09	Form of Stock Appreciation Right Award Agreement					X

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.2	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on signature page hereto)					X